Exhibit 10.1

SIERRA HEALTH SERVICES, INC.

1995 NON-EMPLOYEE DIRECTORS' STOCK PLAN

As Amended and Restated as of January 1, 2006

1. Purpose. The purpose of this 1995 Non-Employee Directors' Stock Plan (the "Plan") of Sierra Health Services, Inc. (the "Company") is to advance the interests of the Company and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee Directors of the Company and to promote ownership by such Directors of a greater proprietary interest in the Company, thereby aligning such Directors' interests more closely with the interests of stockholders of the Company.

2. Definitions. In addition to terms defined elsewhere in the Plan, the following terms are defined as set forth below:

(a) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder (including proposed regulations and other applicable guidance) and successor provisions and regulations thereto.

(b) "Change of Control" means a transaction or event in which, after the effective date of the Plan, (i) the Company shall merge or consolidate with any other corporation and shall not be the surviving corporation; (ii) the Company shall transfer all or substantially all of its assets to any other person; or (iii) any person shall have become the beneficial owner of more than 50% of the voting power of outstanding voting securities of the Company.

(c) "Deferred Stock" means the credits to a Participant's deferral account under Section 8, each of which represents the right to receive one share of Stock upon settlement of the deferral account. Deferral accounts, and Deferred Stock credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

(d) "Disability" means the Participant has a physical or mental impairment that is permanent or of long duration rendering the Participant unable to perform the duties of a Director.

(e) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(f) "Fair Market Value" of Stock means, as of any given date, the closing sale price of a share of Stock reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing price was reported for such date, for the most recent trading day prior to such date for which such closing price was reported.

(g) "Option" means the right, granted to a Director under Section 6, to purchase a specified number of shares of Stock at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

(h) "Participant" means a Director of the Company who is granted an Option or who receives fees in the form of Stock or defers fees in the form of Deferred Stock under the Plan.

(i) "Restricted Stock Units" or "RSUs" means share units awarded to a Participant under Section 7, where each share unit represents a right to receive, upon settlement of the award, one share of Stock.

(j) "Retirement" means a Participant ceasing to serve as a Director at or after reaching the maximum age permitted for election as a Director under Section 3.02 of the Amended and Restated Bylaws, other than due to death.

(k) "Stock" means the Common Stock, $.005 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 9.

3. Shares Available Under the Plan. Subject to adjustment as provided in Section 9, the total number of shares of Stock reserved and available for issuance or delivery under the Plan is 1,080,000. Such shares may be authorized but unissued shares, treasury shares, or shares acquired in the market for the account of the Participant. For purposes of the Plan, shares that may be purchased upon exercise of an Option or delivered in settlement of RSUs or Deferred Stock will not be considered to be available after such Option or RSUs have been granted or Deferred Stock credited, except for purposes of issuance or delivery in connection with such Option, RSUs or Deferred Stock; provided, however, that, if an Option expires for any reason without having been exercised in full, the shares subject to the unexercised portion of such Option will again be available for issuance or delivery under the Plan, and shares subject to RSUs that have been forfeited will again be available for issuance and delivery under the Plan.

4. Administration of the Plan. The Plan will be administered by the Board of Directors of the Company; provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the Directors who are not then eligible to participate in the Plan. Executive officers of the Company shall perform day-to-day administrative tasks under the Plan, and in so doing shall have full authority to take actions in furtherance of this delegation of authority, except such actions shall remain subject to Board approval if they would result in significant expense to the Company or confer a significant benefit upon one or more Participants under the Plan, or if the Board otherwise directs that a particular action hereunder be subject to approval of the Board.

5. Eligibility. Each Director of the Company who, on any date on which an Option is to be granted under Section 6 or an RSU is to be granted under Section 7 or on which fees are to be paid which could be received in the form of Stock or deferred in the form of Deferred Stock under Section 8, is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, to be granted an Option under Section 6 or to be granted RSUs under Section 7 or receive fees in the form of Stock or defer fees in the form of Deferred Stock under Section 8. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6. Options. Options will be granted as provided in this Section 6, at specified dates in 2006 and thereafter, in accordance with a specific policy or other authorization of the Board. An Option granted under this Section 6 will authorize the purchase of a specified number of shares of Stock, subject to adjustment as provided in Section 9. The Board may authorize such grants to be made (i) to a person who is first elected or appointed to serve as a member of the Board of Directors of the Company after the effective date of the Plan, on the date of such election or appointment, if such Director is eligible to be granted an Option at that date, and/or (ii) to each member of the Board of Directors of the Company on a specified date if such Director is eligible to be granted an Option at that date. In addition, the Board of Directors may from time to time authorize other grants of Options, at such times, in such amounts, and to such Directors who may then be eligible under Section 5, as the Board may determine in its discretion.

Options will be subject to the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of Stock on the date of grant of the Option.

(b) Option Expiration. A Participant's Option will expire at the earlier of (i) ten years after the date of grant, (ii) one year after the date the Participant ceases to serve as a Director of the Company due to death, Disability, or Retirement, or (iii) six months after the Participant ceases to serve as a Director of the Company for any reason other than death, Disability or Retirement; provided, however, that if the Participant dies during the one year after ceasing to serve as a Director due to Disability or Retirement or during the six months after ceasing to serve as a Director for reasons other than Disability or Retirement, the expiration shall be delayed until the earlier of one year after the Participant's death or ten years after the date of grant of the Option.

(c) Exercisability. Each Option will become cumulatively exercisable as to 20% of the shares of Stock subject to such Option on each anniversary of the date of grant; provided, however, that a Participant's Option, to the extent it has not previously become exercisable, will become immediately exercisable in full (i) at the time the Participant ceases to serve as a Director due to death or Disability, (ii) at the date six months prior to the expiration of the Participant's term of office as a Director during which term the Participant reaches the maximum age permitted for election as a Director under Section 3.02 of the Amended and Restated Bylaws, or (iii) in the case of an Option granted six months or more prior to a Change of Control, upon such Change of Control; and further provided, that, unless otherwise determined by the Board of Directors, a Participant's Option may be exercised after the Participant ceases to serve as a Director only to the extent that the Option was exercisable at or before the date he or she ceased to be a Director.

(d) Method of Exercise. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, specifying the Option to be exercised and the number of shares of Stock to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of shares of Stock already owned by the Participant, or direction to the Company to withhold shares issuable upon exercise, having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of such methods of payment.

(e) Modified Terms of Discretionary Options. In the case of Options granted in the discretion of the Board of Directors in 2006 or thereafter, the Board may provide for longer post-termination exercise periods than those specified in Section 6(b), but not extending more than ten years after the date of grant of the Option, and otherwise may provide for expiration at times earlier than the times specified in Section 6(b), and may provide for exercisability of such an Option at times earlier or later than those specified in Section 6(c), subject to Section 10.

7. RSUs. RSUs will be granted as provided in this Section 7 in accordance with a policy or policies established from time to time by the Board specifying the Directors or classes of Directors to be granted such awards, the number of RSUs to be granted, and the time or times at which RSUs will be granted. RSUs granted under this Section 7 will become vested and non-forfeitable at such dates as may be specified by the Board, and will have such other terms as may be established by the Board.

(a) Initial Grant Policy for RSUs. The initial policy for RSU grants under this Section 7, effective in 2006 only (unless otherwise determined by the Board, including a determination to change this policy in 2006 or not to change it but instead to leave it in effect after 2006) shall be as follows:

(i) Automatic RSU Grants.

(A) RSUs will be granted, in such number as shall be determined by the Company's Board of Directors, to a person who is first elected or appointed to serve as a member of the Board on or after January 1, 2006, on the date of such election or appointment, if such Director is eligible to be granted RSUs at that date, and/or

(B) 4,000 RSUs will be granted to each member of the Board of Directors on January 20, 2006 if such Director is eligible to be granted RSUs at that date.

The number of RSUs to be automatically granted under this Section 7(a)(i) is subject to adjustment in accordance with Section 9.

(ii) Vesting, Settlement and Forfeiture Terms. All of the RSUs shall vest and become non-forfeitable on the fourth anniversary of the date of grant, subject to the following:

(A) Except as otherwise provided in subsections (B) and (C), one-half of the vested RSUs will be settled at the time of vesting and one-half will be settled upon the Participant's termination of service as a Director, subject to any valid deferral under Section 7(c).

(B) In the event of a Change of Control or termination of the Participant's service as a Director due to death or Disability, the RSUs, if not previously vested or forfeited, shall immediately vest and become non-forfeitable, and shall be settled at that time except to the extent that settlement must be delayed under Code Section 409A (this would be the case if the RSUs are not exempt from Code Section 409A and the Change in Control does not constitute a "change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation" under Code Section 409A(a)(2)(A)(v)).

(C) In the event of termination of the Participant's service as a Director due to Retirement by the Participant, the RSUs, if not previously vested or forfeited, shall immediately vest and become non-forfeitable in full, and shall be settled in full at the earlier of the date one year after such Retirement, the fourth anniversary of the date of grant, or the date the RSUs would have been settled upon a Change of Control under subsection (B) above.

Unless otherwise determined by the Board, RSUs that have not vested at or before the time of termination of the Participant's service as a Director will cease to vest and will be forfeited upon such termination.

(b) Dividend Equivalents. Unless otherwise determined by the Board, dividend equivalents will be credited on RSUs as follows:

(i) Ordinary Cash Dividends. If the Company declares and pays a dividend on Stock in the form of an ordinary cash dividend, dividend equivalents will not be immediately paid or credited to the Participant, but at the time the RSUs are to be settled hereunder, the aggregate amount of such dividends that would have been paid or payable had the RSUs to be settled instead been outstanding shares of Stock at each relevant record date since the initial grant of such RSUs will be paid as an additional cash payment (without interest) at the time of such settlement.

(ii) Stock Dividends and Splits. If the Company declares and pays a dividend on Stock in the form of additional shares of Stock, or there occurs a forward split of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or forward share split equal to the number of RSUs credited to the Participant as of the record date for such dividend or split multiplied by the number of additional shares actually paid as a dividend or issued in such split in respect of each share.

(iii) Other Dividends and Distributions. If the Company declares and pays a dividend or distribution on Stock that is an extraordinary cash dividend or in the form of property other than additional shares of Stock, then a number of additional RSUs shall be credited to the Participant as of the payment date for such dividend or distribution equal to (A) the number of RSUs credited to the Participant as of the record date for such dividend or distribution multiplied by (B) the amount of cash plus the Fair Market Value of any such property paid as a dividend or distribution on each share at such payment date, divided by (C) the Fair Market Value of a share of Stock at such dividend payment date.

Any RSUs credited under this Section 7(b) shall be subject to the same terms, including risk of forfeiture and settlement terms, as applied to the RSUs on which the dividend equivalent was paid. The foregoing notwithstanding, the Board may provide for an adjustment under Section 9 in lieu of crediting additional RSUs under Section 7(b)(ii) or (iii), and conversely shall take into account the benefits resulting to the Participant under this Section 7(b) in making any adjustments under Section 9.

(c) Settlement of RSUs. RSUs shall be settled at the time specified by the Board in its policy or other authorization of the grant of RSUs. The foregoing notwithstanding, settlement of RSUs will be deferred if the Director has validly elected to defer settlement by filing an election with the Company by the deadline specified in Section 8(a) with respect to Deferred Stock or any other deadline then permissible under Code Section 409A. In addition, the deferral elections permitted under Section 8(e) will apply also to RSUs, including the right to elect, during 2006, to defer the settlement of RSUs granted in 2006 (except to the extent such RSUs would become settleable under the Plan in 2006). Elections as to the time of settlement of deferred RSUs shall specify only distribution dates as may then be permitted by the Company for Deferred Stock. The Company will provide a form or forms of election which will permit a Director to make appropriate elections with respect to all relevant matters under this Section 7. This election form may be included in the document evidencing the grant of RSUs. Regardless of any deferral election, RSUs will remain forfeitable until the risk of forfeiture lapses. Thereafter, although the award may still be referred to as an RSU for purposes of the Plan, it will be non-forfeitable (such a non-forfeitable award may instead be referred to as "stock units" or some other appropriate designation).

(d) Form of Settlement of RSUs. RSUs will be settled by delivery of one share of Stock for each RSU then being settled, together with cash in lieu of any fractional share remaining at a time that less than one whole RSU is credited to Participant's account.

8. Receipt of Stock or Deferred Stock in lieu of Fees. Each Director of the Company may, in lieu of receipt of fees in his or her capacity as a Director (including annual retainer fees for service on the Board, fees for service on a Board committee, fees for service as chairman of a Board committee, and any other fees paid to Directors) in cash, receive such fees in the form of Stock or defer receipt of such fees in the form of Deferred Stock in accordance with this Section 8; provided, however, that such Director is eligible to do so under Section 5 at the date any such fee is otherwise payable.

(a) Elections. Each Director who elects to receive fees for a given calendar year in the form of Stock or to defer fees in the form of Deferred Stock for such year must file an irrevocable written election with the Secretary of the Company on or before such filing deadline as may be specified by the Secretary; provided, however, that (i) any newly elected or appointed Director may file an election to defer fees not later than 30 days after the date such person first became a Director, in which case such election shall apply to fees payable for services performed after the date of such filing, (ii) elections by a Participant (other than a newly elected or appointed Director) to defer fees payable in 2005 or thereafter in the form of Deferred Stock will be deemed timely only if filed by December 31 of the year preceding the year in which the fees to be deferred would otherwise be paid, and (iii) any Participant may elect to receive fees in the form of Stock (not involving a deferral of compensation) at any time permitted by the Secretary of the Company. An election by a Director shall be deemed to be continuing and therefore applicable to subsequent Plan years unless the Director revokes or changes such election by filing a new election form by the due date for such form specified in this Section 8(a). The election must specify the following:

(i) A percentage of fees to be received in the form of Stock or deferred in the form of Deferred Stock under the Plan; and

(ii) In the case of a deferral, the period or periods during which settlement of Deferred Stock will be deferred (subject to any limitations as may be specified by the Company at the time the deferral election is made).

(b) Payment of Fees in the Form of Stock. At any date on which fees are payable to a Participant who has elected to receive such fees in the form of Stock, the Company will issue to such Participant, or to an account maintained by a third party and designated by such Participant, a number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees, or as nearly as possible equal to the fees (but in no event greater than the fees), that would have been payable at such date but for the Participant's election to receive Stock in lieu thereof. If the Stock is to be credited to an account maintained by the Participant and to the extent reasonably practicable without requiring the actual issuance of fractional shares, the Company shall cause fractional shares to be credited to the Participant's account. If fractional shares are not so credited, any part of the Participant's fees not paid in the form of whole shares of Stock will be payable in cash to the Participant (either separately or included in a subsequent payment of fees, including a subsequent payment of fees subject to an election under this Section 8).

(c) Deferral of Fees in the Form of Deferred Stock. The Company will establish a deferral account for each Participant who elects to defer fees in the form of Deferred Stock under this Section 8. At any date on which fees are payable to a Participant who has elected to defer fees in the form of Deferred Stock, the Company will credit such Participant's deferral account with a number of shares of Deferred Stock equal to the number of shares of Stock having an aggregate Fair Market Value at that date equal to the fees that otherwise would have been payable at such date but for the Participant's election to defer receipt of such fees in the form of Deferred Stock. The amount of Deferred Stock so credited shall include fractional shares calculated to at least three decimal places.

(d) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Stock, a Participant to whom Deferred Stock is then credited in a deferral account shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single share of Stock multiplied by the number of shares of Deferred Stock (including any fractional share) credited to his or her deferral account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited to the Participant's deferral account in the same manner as specified under Section 7(b) with respect to RSUs, unless otherwise determined by the Company.

(e) Settlement of Deferred Stock. The Company will settle the Participant's deferral account by delivering to the Participant (or his or her beneficiary) a number of shares of Stock equal to the number of whole shares of Deferred Stock then credited to his or her deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional share remaining at a time that less than one whole share of Deferred Stock is credited to such deferral account. Such settlement shall be made at the time or times specified in the Participant's election filed in accordance with Section 8(a); provided, however, that in 2006, a Participant may file an election changing the distribution date for any deferral under the Plan in 2006 or earlier, provided that this election may only specify a distribution at or after vesting and only in 2007 or thereafter (electing a time and manner of distribution then permitted under the Plan) and will not apply in any circumstance that would, but for the new election, result in a distribution in 2006; and provided further, that a Participant may in 2007 or thereafter further defer settlement of Deferred Stock in accordance with all of the provisions and requirements of Section 409A(a)(4)(C) (electing a time and manner of distribution then permitted under the Plan).

(f) Designation of Beneficiary. Each Participant may designate one or more beneficiaries to receive the amounts distributable from the Participant's deferral account under the Plan in the event of such Participant's death, and the terms of any such distribution, on forms provided by the Company. The Company may rely upon the beneficiary designation last filed in accordance with this Section 8(f).

(g) Non-forfeitability. The interest of each Participant in any fees paid in the form of Stock or Deferred Stock (and any deferral account relating thereto) at all times will be non-forfeitable.

9. Adjustment Provisions.

(a) Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, other special, large, and non-recurring dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Stock and otherwise equitable, in (i) the number and kind of shares of Stock remaining available for issuance under the Plan, (ii) the number and kind of shares of Stock to be subject to any automatic grant of an Option under Section 6 and any automatic grant of RSUs under Section 7 under any grant policy of the Board then in effect (subject to the right of the Board to change such policy at any time), (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and/or the exercise price per share thereof (provided that no fractional shares will be issued upon exercise of any Option), (iv) the number and kind of shares subject to outstanding RSUs, including shares issuable in settlement thereof (if applicable) under Section 7, (v) the kind of shares of Stock to be issued in lieu of fees under Section 8, and (vi) the number and kind of shares of Stock to be issued upon settlement of Deferred Stock under Section 8. The foregoing notwithstanding, adjustments shall be made hereunder in such manner as the Board deems necessary or appropriate to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Options, RSUs and Deferred Stock, and of potential grants of Options and RSUs under any Board policy then in effect.

(b) Insufficient Number of Shares. If at any date an insufficient number of shares of Stock are available under the Plan for any automatic grant of Options or RSUs or the receipt of fees in the form of Stock or deferral of fees in the form of Deferred Stock at that date, RSUs will first be automatically granted proportionately to each eligible Director in accordance with any Board policy providing for such grants as then in effect, to the extent shares are then available and otherwise as provided in Section 7, and then Options will be automatically granted proportionately to each eligible Director in accordance with any Board policy providing for such grants as then in effect, to the extent shares are then available (provided that no fractional shares will be issued upon exercise of any Option) and otherwise as provided under Section 6, and then, if any shares remain available, fees shall be paid in the form of Stock or deferred in the form of Deferred Stock proportionately among Directors then eligible to participate to the extent shares are then available and otherwise as provided under Section 8.

10. Changes to the Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options or RSUs or pay fees in the form of Stock or Deferred Stock under the Plan without the consent of stockholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's stockholders at or before the next Annual Meeting of Stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option, RSUs or any previous payment of fees in the form of Stock or deferral of fees in the form of Deferred Stock.

11. General Provisions.

(a) Agreements. Options, RSUs, Deferred Stock, and any other right under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board of Directors may from time to time approve.

(b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver shares of Stock in connection with any Option, in payment of any Directors' fees, or in settlement of RSUs or Deferred Stock in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c) Limitations on Transferability. Options, RSUs, Deferred Stock, and any other right under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant's death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative; provided, however, that Options, RSUs and Deferred Stock (and rights relating thereto) may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant for purposes of the Participant's estate planning, and rights relating thereto may be exercised by such transferees in accordance with the terms thereof, but only if and to the extent then consistent with the registration of the offer and sale of shares of Stock related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. Options, RSUs, Deferred Stock, and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

(d) Compliance with Rule 16b-3.

(i) Compliance Generally. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Board shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if such transaction will not result in actual liability under Section 16(b). The Board may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(ii) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities (including derivative securities) acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(e) Continued Service as an Employee. If a Participant ceases serving as a Director of the Company and, immediately thereafter, is employed by the Company or any subsidiary of the Company, then, solely for purposes of Sections 6(b) and (c), such Participant will not be deemed to have ceased service as a Director at that time and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director.

(f) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a Director of the Company.

(g) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such Participant (or person) or his or her account maintained by a third party or, in the case an Option, such Option is validly exercised in accordance with Section 6.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board of Directors nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Directors as it may deem desirable.

(i) Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Nevada General Corporation Law and other laws (including those governing contracts) of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

12. Stockholder Approval Effective Date, and Plan Termination. The Plan became effective May 16, 1995, upon its approval by stockholders of the Company. This amendment and restatement of the Plan shall be effective as of January 1, 2006 (the "2006 Amendment"), but shall be subject to the condition that the stockholders of the Company have approved it by the affirmative vote of a majority of the votes cast at the 2006 Annual Meeting of Stockholders, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Transactions under the Plan before 2006 were subject to the terms of the Plan as then in effect, except that Sections 8(a) and 8(e) in the 2006 Amendment were effective as of January 1, 2005. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no shares of Stock remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.